Exhibit 3.1(p)(i)
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      MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES
      BUREAU

      (FOR BUREAU USE ONLY)                               Date
                                                          Received
      EFFECTIVE DATE:                                     July 23,
                                                          1984

           Corporation Identification Number


                            ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATIONS

         (Please read instructions on last page before completing form)

          Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

     Article I
     The name of the corporation is:

                  FINANCIAL EXCHANGE COMPANY OF MICHIGAN, INC.
     Article II
     The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

     To engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.


     Article III
     The total authorized capital stock is:

          Common Shares   50,000        Par Value Per Share $ 1.00
     1.
          Preferred Shares _________    Par Value Per Share $_______

     and/or shares without par value as follows:

          Common Shares _________       Stated Value Per Share $_____
     2.
          Preferred Shares _________    Stated Value Per Share $_____


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     3.   A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

          (MICH. - 179 - 1/20/84)

     SEAL APPEARS ONLY ON ORIGINAL


     Article IV

     1.   The address of the registered office is:
          c/o The Corporation Company, 615 Criswold Street, Detroit, Michigan 48226
          (Street Address)                   (City)              (Zip Code)

     2.   The mailing address of the registered office if different than above:
          _________________________________,  Michigan      _________
          P.O. Box                                (City)    (Zip Code)

     3. The name of the resident agent at the registered office is: The Corporation Company

     Article V

     The names(s) and address(es) of the incorporator(s) is (are) as follows:

     Name                       Residence or Business Address

      Debora Smith            1633 Broadway, New York, NY  10019
      Vincent R. Smith        1633 Broadway, New York, NY  10019
      Bruce Hurlman           1633 Broadway, New York, NY  10019

     Article VI (Optional.  Delete if not applicable)

     When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the


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     proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

     Article VII (Optional.  Delete if not applicable)

     Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

     SEAL APPEARS ONLY ON ORIGINAL



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     Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.




     I (We), the incorporator(s) sign my (our) name(s) this 17th day of July, 1984.

     /s/Debora Smith
     ---------------
     Debora Smith

     /s/Vincent R. Smith
     -------------------
     Vincent R. Smith

     /s/Bruce Hurlman
     ----------------
     Bruce Hurlman


     (MICH. - 179)


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